Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces Significant Strategic Transactions and Initiatives;
Reports Second Quarter 2015 Operating Results

Strategic Initiatives:

•	Announces Agreement to Sell Wholesale Distribution Division to Affiliates of Apollo Global Management for $25 Million

•	Apollo to Invest $25 Million and Luxor Capital Partners to Invest Additional $12.5 Million in Convertible Preferred Stock

•	Business Re-Focused on Cetera Financial Group, the Company’s Core Market Leading Retail Advice Platform

•	Cetera Financial Group to Enter Into Strategic Relationship with Apollo

•	Marc Rowan, Apollo’s Co-Founder, and Anthony Civale, Lead Partner & Chief Operating Officer of Apollo Credit, to Join RCS Capital’s Board of Directors

•	RCS Capital Management, LLC Services Agreement to be Terminated, Simplifying Governance Structure

•	Initiates Chief Executive Officer and Chief Financial Officer Searches for RCS Capital; Michael Weil and Brian D. Jones to Continue in Respective Roles Until Searches Are Concluded

•	Board of Directors to Form a Committee to Explore Further Options to Strengthen Retail Advice Business and Enhance Shareholder Value

Second Quarter Results:

•	Adjusted Net Income of $16.2 Million, or $0.17 per Fully Diluted Share for the Second Quarter

•	Adjusted EBITDA of $26.9 Million for the Second Quarter

o	Retail Adjusted EBITDA of $26.5 Million

o	Investment Banking / Capital Markets Adjusted EBITDA of $10.7 Million

•	Assets Under Administration (“AUA”) of $238.7 Billion; up 11.4% from Prior Year [1]

•	9,505 Total Advisors at the End of the Second Quarter

•	97.5% Annualized Advisor Retention [2]

•	267 Advisors Recruited in the Second Quarter Representing $33.1 Million in Gross Annualized GDC; Net Annualized GDC up $21.5 Million in the Second Quarter

NEW YORK, August 6, 2015 – RCS Capital Corporation (“RCS Capital” or the “Company”) (NYSE: RCAP) announced today a series of strategic transactions and initiatives designed to increase shareholder value. In addition, RCS Capital announced its operating results for the three months ended June 30, 2015.

1 2Q 2014 comparisons are on a pro forma basis

2 Based on trailing 12 month regrettable gross dealer concession

Note: Operating highlights are provided below. All per share results are on a fully diluted basis.

Strategic Transactions and Initiatives

Consistent with the Board of Directors’ and management’s previously stated commitment to enhance shareholder value, the Company has entered into an agreement with an affiliate of Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”), a leading global alternative investment manager, to sell RCS Capital’s Wholesale Distribution division and certain related entities, for $25 million in cash. The Company expects to utilize the net cash proceeds from the sale to reduce its outstanding senior secured indebtedness.

Further, Cetera Financial Group will also enter into a strategic relationship with Apollo to offer alternative Apollo-sponsored investment products through Cetera’s open architecture network of independent financial advisors. Apollo currently manages more than $160 billion of assets across a broad spectrum of asset classes, geographies and strategies, many of which we expect will be attractive to retail investors seeking current income and increasing allocations to alternatives within their portfolios.

In addition, the Company announced that Apollo and affiliates of Luxor Capital Group (“Luxor”) have agreed to invest $37.5 million ($25 million from Apollo and $12.5 million from Luxor) in the Company through newly issued preferred stock. The Company intends to use the proceeds from this strategic investment to provide additional liquidity and working capital to allow the Company to continue to capitalize on the attractive market environment.

In conjunction with the Apollo investment, Apollo will appoint two members to the RCS Capital Board of Directors, including Marc Rowan, Co-Founder of Apollo, and Anthony Civale, Lead Partner & Chief Operating Officer of Apollo Credit. In addition, Brian D. Jones has stepped down from the Board.

The various Apollo transactions, which were unanimously approved by RCS Capital’s Board of Directors, are subject to customary closing conditions and regulatory approvals.

In conjunction with this transaction, RCS Capital and RCS Capital Management, LLC have agreed to terminate the external management services agreement, which will simplify the Company’s governance structure. RCS Capital will issue an aggregate of 3.0 million shares of Class A common stock to Luxor and 2.6 million shares of Class A common stock to the other members of RCS Capital Management in connection with the termination.

The Company also announced today that it has initiated a search for a new Chief Executive Officer and Chief Financial Officer. Both CEO Michael Weil and CFO Brian D. Jones will remain in their respective roles until successors have been appointed. Subsequently, Mr. Jones will have his full focus on building a leading investment bank and the premier advisory and capital markets platform in the independent broker dealer space. The investment bank business will continue to leverage its outstanding real estate investment trust advisory track record, as well as grow and diversify by focusing on underwriting and syndicating income-oriented securities for leading public and private issuers. The RCS Capital Board has agreed to retain a leading executive search firm to assist with the process of identifying and evaluating the CEO and CFO candidates from both internal and external sources. The Board expects to be able to attract executive management talent who will help set the future strategic vision of the independent retail advice business.

The Board will also form a committee to explore further options to strengthen the core retail advice business and enhance value for shareholders.

Management Commentary

“The series of initiatives and transactions announced today are intended to re-focus the Company on its core retail advice platform, Cetera Financial Group, a leader in the independent broker dealer channel with attractive growth opportunities,” said Mark Auerbach, Non-Executive Chairman of the Board of Directors. “We believe these actions will enhance liquidity, improve transparency and corporate governance, and will allow the Company to maximize value for all stakeholders. On behalf of the Board, I would like to thank Brian for his service on the Board and welcome Marc and Anthony from Apollo, who will add considerable insight and experience to the Company.”

Michael Weil, Chief Executive Officer of RCS Capital, said, “Over the last 18 months, we have expanded our retail investor platform by acquiring established, quality independent broker-dealers. We are confident that we are well-positioned to capitalize on the powerful demographic changes that are transforming the retail advice industry, and are thrilled that leading global institutional investors of Apollo’s and Luxor’s caliber see the significant growth opportunities in our retail platform. We are taking deliberate steps to address industrywide trends and company-specific opportunities to achieve a valuation that is reflective of the underlying strength and earnings power of our platform. We will further strengthen our position by implementing significant general and administrative cost reductions across the business while maintaining our focus on driving profitable growth.”

R. Lawrence “Larry” Roth, Chief Executive Officer of Cetera Financial Group, said, “The investment by Apollo is recognition of our growth potential and the underlying strength of our independent retail advice platform. We are excited to have Apollo as a strategic partner within our open architecture platform, and look forward to providing our more than 9,500 financial advisors and the over two million retail clients they serve with the potential to access Apollo’s institutional quality investment solutions. When the sale of the Wholesale division is complete, RCS Capital will be more focused, simplified and better positioned to continue providing outstanding service to our advisors and their retail clients throughout the country.”

Marc Rowan of Apollo, observed, “As a leading provider of independent retail advisory services, we believe that RCS Capital has unique advantages enabling it to service a growing and dynamic retail investment market. Demand among retail investors for high-quality, diversified financial offerings combined with personalized and trusted services is growing significantly. The client focused independent advice and leading investment offerings provided by Cetera’s network of independent financial advisors are helping to address this need.”

Wholesale Division Transaction Details

The Company is selling the Wholesale Distribution business and related activities, including its transfer agent, American National Stock Transfer, to an affiliate of Apollo for $25 million in cash, subject to adjustment. The Company will use net proceeds from the sale to reduce outstanding indebtedness.

In a separate transaction, Apollo has agreed to acquire a majority interest in a new company, AR Global Investments, that will own substantially all of the ongoing asset management business of AR Capital.

The Wholesale Division will operate as a stand-alone entity within AR Global Investments. The current Wholesale Division management team, led by Bill Dwyer, Chief Executive Officer of Realty Capital Securities, will continue to operate the day-to-day functions of the business.

The Wholesale Division will be reported as a discontinued operation in RCS Capital’s consolidated financial statements starting with the third quarter results in accordance with GAAP. The Company expects to complete the sale in 2015.

Preferred Equity Investment Details

The Company has agreed to issue $37.5 million of new convertible preferred stock with net proceeds to be used for general corporate and working capital purposes. The convertible preferred stock will have an initial liquidation preference of $25.00 per share and pay dividends in cash of 11% per annum (or 12.5% if paid in kind). The new preferred stock will be convertible into the Company’s Class A common shares at any time starting twenty four months following issuance. The convertible preferred stock will have a conversion price of $5.00, and will be redeemable at the option of either the holders or the Company, on December 12, 2022.

Second Quarter 2015 Financial and Operating Results

Highlights:

Revenue (GAAP) 3: $645.4 million for the second quarter, down 21.8% over the year-ago quarter primarily due to lower equity raised in the Wholesale division

Net Income/(Loss) (GAAP): ($66.1) million for the second quarter, or ($1.11) per fully diluted share

Adjusted Net Income: $16.2 million, or $0.17 per fully diluted share for the second quarter

Adjusted EBITDA: $26.9 million for the second quarter, or $32.3 million excluding the Wholesale division

Retail Advice Assets Under Administration: Up 11.4% from the year-ago quarter to $238.7 billion

Retail Advice Assets Under Management: Up 19.8% from the year-ago quarter to $47.2 billion

Retail Advisors: 9,505 independent retail financial advisors as of June 30, 2015 servicing more than 2.5 million clients

Retail Advisor Retention: 97.5% advisor retention for the second quarter based on trailing 12-month GDC2

Retail Advisor Recruitment: 267 financial advisors recruited in the second quarter representing $33.1 million in trailing 12-month GDC; GDC from advisors recruited in the second quarter 184% higher than GDC of advisors who left the platform; $21.5 million in net recruited GDC in the second quarter compared to $23.5 million in the first quarter

Net Debt: Net secured debt decreased by $20 million during the quarter as a result of increased cash and principle amortization payment; the Company remains compliant under its debt covenants as of June 30, 2015

Cash 4: $194.7 million of cash and equivalents at the end of the second quarter, inclusive of regulatory capital

“In spite of solid progress over the past 18 months building a powerful, differentiated retail financial services franchise, we are disappointed with our second quarter results,” said Mr. Weil. “Our second quarter results reflect a challenging market environment, as well as the impact of company-specific initiatives. The long term fundamentals of our business remain strong, and we continue to believe in the earnings power of our platform through focusing on independent retail advisors and their clients. The sale of our Wholesale Division, coupled with the preferred equity investment by Apollo and Luxor, mark a key milestone in our effort to streamline and focus our business on the independent retail advice business and achieve a valuation in-line with our peers. In addition to executing our growth initiatives and fully realizing the benefits of our integration synergies, over the next several quarters we will seek to identify and implement enhanced cost reduction initiatives as well as explore further options to realize increased shareholder value.”

3 Excludes $33.0 million non-cash revenue for the second quarter 2015, recognized from fair market value accounting of embedded derivatives in securities issued in connection with the Cetera financing

4 Includes restricted cash, segregated under federal and other regulations and cash equivalents

	Three Months Ended
		Pro Forma
	June 30, 2015	June 30, 2014	% Change
Revenue ($ million) (a)	$678.4	$884.2	-23%
AUA ($ billion)	$238.7	$214.2	11%
Number of Advisors	9,505	9,200	3%
Equity Sales ($ billion)(b)	$1.3	$3.7	-65%

Net Income (GAAP) ($ million)(c)	($66.1)	$48.5	N/A
Net Income per diluted share (GAAP)(c)	($1.11)	($3.59)	N/A

Adjusted Net Income ($ million)	$16.2	$42.6	-62%
Adjusted Net Income per diluted share	$0.17	$0.49	-66%

Adjusted EBITDA ($ million)	$26.9	$71.8	-62%
Adjusted EBITDA per diluted share	$0.28	$0.82	-66%

Fully Diluted Shares Outstanding (million)	97.3	87.1	12%

	Three Months Ended
		Pro Forma
	June 30, 2015	June 30, 2014	% Change
Retail Advice
AUA ($ billion)	$238.7	$214.2	11%
AUM ($ billion)	$47.2	$39.4	20%
Net New Advisory Assets ($ million)	$613.8	$1,052.0	-42%
Revenue ($ million)	$529.0	$494.5	7%
Number of Advisors	9,505	9,200	3%
Adjusted EBITDA	$26.5	$32.2	-18%

Wholesale Distribution
Equity Sales ($ billion) (b)	$1.3	$3.7	-65%
Revenue ($ million)	$107.2	$325.0	-67%
Adjusted EBITDA	($5.4)	$13.5	-140%

Investment Banking and Capital Markets
Revenue ($ million)	$21.8	$39.1	-44%
Adjusted EBITDA	$10.7	$25.3	-58%

Investment Management
AUM ($ billion)	$2.0	$2.8	-29%
Revenue ($ million)	$12.3	$15.7	-22%
Adjusted EBITDA	$0.8	$3.0	-72%

(a) Includes $33.0 million non-cash revenue for the second quarter 2015 and $58.5 million for the second quarter 2014 recognized from fair market value accounting of embedded derivatives

(b) Includes Strategic Capital, Hatteras, and ARC Income Funds distributed through Realty Capital Securities

(c) 2014 represents actual results

Note: Pro forma reflects results as if all acquisitions were consummated on January 1, 2014, with the exception of VSR, Girard, and Docupace, which are reflected as of their acquisition dates

Retail Advice

•	9,505 independent financial advisors currently servicing more than 2.5 million clients nationwide

•	$238.7 billion Assets Under Administration, up 11.4% from the year-ago quarter

•	$47.2 billion Assets Under Management, up 19.8% from the year-ago quarter

•	97.5% annualized advisor retention for the second quarter[2]

•	267 financial advisors recruited representing $33.1 million in trailing 12-month gross GDC

•	Net GDC recruited was $21.5 million for the second quarter compared to $23.5 million in the prior quarter[2]

•	GDC from advisors recruited in the second quarter 184% higher than GDC of advisors who left the platform[2]

•	62.9% recurring revenue; 31.4% fee-based revenue compared to 60.5% and 31.2% in the prior quarter

Retail Advice revenue for the second quarter, which includes a full quarter of VSR and Girard Securities, was $529.0 million, up 7.0% compared to the year-ago quarter and up 5.0% compared to the prior quarter.

Adjusted EBITDA for the second quarter was $26.5 million. The quarter over quarter decrease was primarily due to lower strategic partner revenue, reduced sales of direct participation programs, increased conference expenses resulting from a change in accounting policy, and higher technology costs.

Commission-Based revenue, which includes transactional commissions and “trails,” was $303.4 million for the second quarter, down 2.1% from the year ago quarter and up 2.8% from the prior quarter. The quarter over quarter difference was primarily due to higher variable annuity and mutual fund sales, offset by lower REIT sales.

Advisory Fee and Services revenue, which includes client advisory fees and administrative fees, was $166.3 million for the second quarter, up 22.9% from the year-ago quarter and up 14.9% from the prior quarter primarily due an increase in Assets under Management.

Asset-Based Fee revenue, which includes strategic partner fees, cash sweep, and mutual fund networking fees, was $10.5 million for the second quarter, up 13.2% from the year-ago quarter and down 16.3% from the prior quarter primarily due to lower strategic partner asset revenue.

Transaction-Based and Other revenue, which includes ticket and other trading charges, advisor fees, strategic partner transaction based fees, other account fees (e.g., IRA fees) and other revenue, was $48.8 million for the second quarter, up 22.5% from the year-ago quarter and down 4.7% from the prior quarter primarily due to a decline in Direct Participation Program reallowance and lower transaction volumes.

RCS Capital’s ending cash sweep balance for the second quarter was $8.0 billion, compared to $8.2 billion for the prior quarter.

“We have never been more confident in the long-term value of the Cetera Financial Group franchise, which continues to hold considerable earnings power,” said Mr. Roth. “Our strong retention rate and robust recruitment pipeline reflect the value that advisors see in our platform. At the same time, we faced a number of near term headwinds that impacted our second quarter results, including lower than anticipated sales of direct participation programs, seasonally higher marketing expenses related to annual meetings and conferences, and delayed implementation of integration and cost savings plans. We have our arms around the issues and are taking actions to mitigate these challenges, including additional cost reduction initiatives.”

Wholesale Distribution

•	$1.3 billion of equity capital raised for the second quarter [5]; $1.2 billion in non-traded direct investment sales; $94 million in liquid alternatives sales, including Hatteras Funds and other income funds

•	$342 million equity capital raised for July 2015

•	$2.7 billion equity capital raised year-to-date as of the end of July 2015

Wholesale Distribution revenue for the second quarter was $107.2 million, on $1.2 billion in total direct investment sales. Adjusted EBITDA for the second quarter was ($5.4) million compared to $13.5 million in the year-ago-quarter and a loss of ($10.3) million in the prior quarter, an improvement of $4.9 million over the prior quarter, primarily due to continued expense reductions across the Wholesale Distribution division.

Investment Banking and Capital Markets

Investment Banking and Capital Markets revenues were $21.8 million for the second quarter compared to $39.1 million for the year-ago quarter and $18.8 million in the prior quarter. Adjusted EBITDA for the second quarter was $10.7 million, compared to $25.3 million in the year-ago-quarter and $5.8 million in the prior quarter.

Performance within the Investment Banking and Capital Markets segment was as follows:

•	Investment Banking revenue was $7.0 million for the second quarter versus $6.1 million in the prior quarter driven primarily by higher advisory fees relating to strategic advisory activity

•	Transaction Management revenue was $7.5 million for the second quarter versus $7.0 million in the prior quarter

•	Transfer Agent revenue was $5.7 million for the second quarter versus $4.4 million in the prior quarter due primarily to higher services revenue associated with proxy solicitations for a number of direct participation programs

Investment Management

•	Investment platform provides eleven open-end mutual funds and three closed-end funds as of the end of the second quarter

•	Hatteras Funds Assets Under Management was $2.0 billion as of June 30, 2015, compared to $2.2 billion as of March 31, 2015

Investment Management Revenue and Adjusted EBITDA were $12.3 million and $0.8 million, respectively for the second quarter, compared to $15.7 million and $3.0 million for the year ago period and $13.4 million and $1.4 million for the prior quarter.

5 Includes Strategic Capital, Hatteras, and ARC Income Funds distributed through Realty Capital Securities

Conference Call Details

RCS Capital will discuss these announcements, as well as the results of its operations for the second quarter 2015, on its earnings conference call beginning at 2:00 p.m. E.T. today.

Live Call

Dial In (Toll Free): 1-888-317-6003

International Dial In (Toll Free): 1-412-317-6061

Canada Dial In (Toll Free): 1-866-284-3684

Participant Elite Entry Number: 8470171

Conference Replay*

US Dial In (Toll Free): 1-877-344-7529

International Dial In (Toll Free): 1-412-317-0088

Canada Dial In (Toll Free): 1-855-669-9658

Conference Number: 10068791

*Available one hour after the end of the conference call through November 5, 2015 at 9:00 a.m. E.T.

About RCS Capital

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCS Capital's business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCS Capital can be found on its website at www.rcscapital.com. RCS Capital may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Financial and Operating Highlights

Second quarter 2015 results shown below are on an actual basis. In addition, RCS Capital reports certain non-GAAP financial metrics, including pro forma Adjusted EBITDA and Adjusted Net Income. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section and the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures.” RCS Capital uses a 40% tax rate to estimate the tax impact in its earnings. RCS Capital believes Adjusted Net Income remains a useful indicator of its performance. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our results of operations.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCS Capital and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. The statements in this press release also include statements regarding the projections of RCS Capital that were based on estimates. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results. The projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. The estimates also reflect assumptions as to certain business decisions that are subject to change. This press release also contains estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these projections. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. Actual results may differ materially from those contemplated by such forward-looking statements and projections due to certain factors, including RCS Capital’s ability to integrate pending acquisitions and businesses acquired in recent acquisitions into RCS Capital’s existing businesses. Additional factors that may affect future results are contained in RCS Capital’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K filed with the SEC on April 2, 2015, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements, estimates or projections speak only as of the date they are made, and RCS Capital undertakes no obligation to update or revise forward-looking statements or estimates to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts
Jonathan Keehner Mahmoud Siddig Joele Frank, Wilkinson Brimmer Katcher	Brian D. Jones, CFO RCS Capital Corporation bjones@rcscapital.com
jkeehner@joelefrank.com	(646) 937-6903
msiddig@joelefrank.com
(212) 355-4449

Andrew G. Backman, Managing Director
Investor Relations / Public Relations
RCS Capital Corporation
abackman@rcscapital.com
(917) 475-2135

RCS Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Retail commissions	$283,426	$175,229	$561,494	$223,118
Selling commissions	70,712	169,593	128,488	262,170
Dealer manager fees	33,124	78,632	60,044	123,142
Investment banking fees	6,489	21,052	11,903	52,784
Advisory and asset-based fees	176,901	98,822	334,167	130,533
Transfer agency revenue	4,745	5,638	9,011	9,024
Services revenue	11,676	12,167	21,311	20,348
Reimbursable expenses	465	1,836	953	7,899
Investment fee revenue	10,927	-	23,093	-
Transaction fees	44,807	23,015	92,794	29,596
Other revenue	35,094	59,035	60,692	59,773
Total revenues	678,366	645,019	1,303,950	918,387

Expenses:
Retail commissions and advisory	409,101	253,132	794,978	321,602
Wholesale commissions	50,848	147,150	91,675	234,303
Wholesale reallowance	8,209	22,794	14,878	35,644
Investment fee expense	6,387	-	13,273	-
Internal commissions, payroll and benefits	84,147	73,385	166,423	116,744
Conferences and seminars	12,325	11,015	21,195	18,011
Travel	4,377	2,925	8,420	5,417
Marketing and advertising	4,047	3,056	8,213	6,130
Professional fees	16,207	9,933	28,290	14,533
Data processing	11,085	8,772	21,531	12,549
Quarterly fee	-	248	-	2,030
Acquisition-related costs	5,200	6,546	7,656	13,263
Interest expense	18,603	12,699	37,045	12,930
Occupancy	8,438	5,792	16,182	8,831
Depreciation and amortization	29,152	15,529	58,502	17,546
Goodwill and intangible assets impairment charge	156,801	-	156,801	-
Clearing and exchange fees	10,803	5,118	20,981	7,106
Outperformance bonus	-	2,559	-	9,709
Change in fair value of contingent and deferred consideration	(54,023)	156	(50,367)	163
Other expenses	14,881	4,898	28,916	7,512
Total expenses	796,588	585,707	1,444,592	844,023
Income (loss) before taxes	(118,222)	59,312	(140,642)	74,364
Provision for (benefit from) income taxes	(52,073)	10,840	(59,112)	13,743
Net (loss) income	(66,149)	48,472	(81,530)	60,621
Less: net income (loss) attributable to non-controlling interests	(1,002)	256	(2,228)	9,120
Less: preferred dividends	7,001	198,077	13,602	198,077
Net loss attributable to Class A common stockholders	$(72,148)	$(149,861)	$(92,904)	$(146,576)

Per Share Data
Net loss per share attributable to Class A common stockholders
Basic	$(0.97)	$(3.49)	$(1.28)	$(4.21)
Diluted	$(1.11)	$(3.59)	$(1.59)	$(4.53)

Weighted-average basic shares	74,006,580	43,030,018	72,576,193	34,975,636
Weighted-average diluted shares	88,605,947	48,295,269	87,175,560	37,622,806
Cash dividend declared per common share	$-	$0.18	$-	$0.36

RCS Capital Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP ("Adjusted") Measures

(unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net (loss) income attributable to RCS Capital Corporation (GAAP)	$(66,149)	$48,472	$(81,530)	$60,621
Add back: Interest expense	18,603	12,699	37,045	12,930
Add back: Provision (benefit) for income taxes	(52,073)	10,840	(59,112)	13,743
Add back: Depreciation and amortization expense	29,152	15,529	58,502	17,546
EBITDA (Non-GAAP)	$(70,467)	$87,540	$(45,095)	$104,840
Add back: Non-cash equity compensation(1)	6,748	7,196	11,595	11,222
Add back: Acquisition and integration related expenses(2)	9,179	7,826	16,438	14,789
Add back: Capitalized advisor compensation(3)	3,333	2,895	6,656	3,485
Add back: Change in contingent and deferred consideration	(54,023)	156	(50,367)	163
Add back: Change in the fair value of embedded derivative contracts(4)	(32,966)	(58,452)	(56,393)	(58,452)
Add back: Goodwill and intangible assets impairment charge	156,801	-	156,801	-
Add back: Professional fees(5)	4,918	987	7,102	987
Add back: Other(6)	3,419	4,153	8,573	13,235
Adjusted EBITDA (Non-GAAP)	$26,942	$52,301	$55,310	$90,269

Net (loss) income attributable to RCS Capital Corporation (GAAP)	$(66,149)	$48,472	$(81,530)	$60,621
After-tax EBITDA adjustments:
Add back: Non-cash equity compensation	3,776	5,881	6,722	9,148
Add back: Acquisition related expenses	5,136	6,395	9,529	12,056
Add back: Capitalized advisor compensation	1,865	2,366	3,858	2,841
Add back: Change in contingent and deferred consideration	(30,226)	127	(29,198)	133
Add back: Change in the fair value of embedded derivative contracts	(18,444)	(47,767)	(32,691)	(47,650)
Add back: Goodwill and intangible assets impairment charge	87,730	-	90,878	-
Add back: Professional fees	2,752	807	4,117	805
Add back: Other	1,913	3,394	4,970	10,789
Total EBITDA Adjustments	54,502	(28,797)	58,185	(11,878)
Amortization of intangible assets	26,905	13,765	54,108	15,532
Adjusted net income (Non-GAAP)	$15,258	$33,440	$30,763	$64,275

Average shares outstanding
Class A common stock	74,007	43,030	72,576	34,976
Class B common stock	-	-	-	5,436
Adjusted Shares (GAAP)	74,007	43,030	72,576	40,412

Net Income (loss) per share (GAAP)	$(0.97)	$(3.49)	$(1.28)	$(4.21)

EBITDA per adjusted share (Non-GAAP)	$(0.95)	$2.03	$(0.62)	$2.59

Adjusted EBITDA per adjusted share (Non-GAAP)	$0.36	$1.22	$0.76	$2.23

Adjusted net income per adjusted share (Non-GAAP)	$0.21	$0.78	$0.42	$1.59

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Retail commissions	$283,426	$258,385	$561,494	$526,553
Selling commissions	70,712	219,803	128,488	337,828
Dealer manager fees	33,124	99,678	60,044	145,307
Investment banking fees	6,489	21,877	11,903	53,609
Advisory and asset-based fees	176,901	153,036	334,167	287,903
Transfer agency revenue	4,745	5,638	9,011	9,024
Services revenue	11,676	13,702	21,311	22,332
Reimbursable expenses	465	1,850	953	7,931
Investment fee revenue	10,927	10,311	23,093	23,019
Other	79,901	99,938	153,486	147,199
Total revenues	678,366	884,218	1,303,950	1,560,705

Expenses
Retail commissions and advisory	409,101	392,819	794,978	758,994
Wholesale commissions	50,848	170,582	91,675	260,737
Wholesale reallowance	8,209	36,553	14,878	54,933
Investment fee expense	6,387	8,212	13,273	15,387
Internal commissions, payroll and benefits	84,147	107,634	166,423	192,586
Conferences and seminars	12,325	12,560	21,195	18,578
Travel	4,377	3,368	8,420	6,250
Marketing and advertising	4,047	3,643	8,213	10,671
Professional fees	16,207	13,831	28,290	22,976
Data processing	11,085	12,087	21,531	21,125
Quarterly fee	-	8,298	-	8,298
Acquisition-related costs	5,200	22,485	7,656	33,978
Interest expense	18,603	18,633	37,045	37,271
Occupancy	8,438	6,862	16,182	13,215
Depreciation and amortization	29,152	28,031	58,502	56,062
Goodwill and intangible assets impairment charge	156,801	-	156,801	-
Clearing and exchange fees	10,803	6,710	20,981	6,710
Outperformance bonus	-	2,633	-	9,493
Change in fair value of contingent and deferred consideration	(54,023)	262	(50,367)	262
Other	14,881	13,350	28,916	29,891
Total expenses	796,588	868,553	1,444,592	1,557,417
Income (loss) before taxes	(118,222)	15,665	(140,642)	3,289
Provision for (benefit from) income taxes	(47,289)	6,266	(56,257)	1,315
Net (loss) income	$(70,933)	$9,399	$(84,385)	$1,973

RCS Capital Corporation and Subsidiaries

Reconciliation of Pro Forma GAAP to Non-GAAP ("Adjusted") Measures

(unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net loss attributable to RCS Capital Corporation (Non-GAAP)	(70,933)	$9,399	$(84,385)	$1,973
Add back: Interest	18,603	18,633	37,045	37,271
Add back: Provision (benefit) for income taxes	(47,289)	6,266	(56,257)	1,314
Add back: Depreciation and amortization expense	29,152	27,359	58,502	54,784
EBITDA (Non-GAAP)	$(70,467)	$61,657	$(45,096)	$95,343
Add back: Non-cash equity compensation(1)	6,748	19,465	11,595	26,004
Add back: Acquisition and integration related expenses(2)	9,179	23,471	16,438	34,892
Add back: Capitalized advisor compensation(3)	3,333	4,345	6,656	(1,610)
Add back: Change in contingent and deferred consideration	(54,023)	262	(50,367)	262
Add back: Change in the fair value of embedded derivative contracts(4)	(32,966)	(58,453)	(56,393)	(58,453)
Add back: Goodwill and intangible assets impairment charge	156,801	-	156,801	-
Add back: Professional fees(5)	5,268	1,173	9,998	1,173
Add back: Other(6)	3,069	19,851	5,677	38,323
Adjusted EBITDA (Non-GAAP)	$26,942	$71,771	$55,310	$135,933

Net loss attributable to RCS Capital Corporation (Non-GAAP)	$(70,933)	$9,399	$(84,385)	$1,973
After-tax EBITDA adjustments:
Add back: Non-cash equity compensation	4,049	11,679	6,957	15,603
Add back: Acquisition and integration related expenses	5,507	14,083	9,863	20,935
Add back: Capitalized advisor compensation	2,000	2,607	3,994	(966)
Add back: Change in contingent and deferred consideration	(32,414)	157	(30,220)	157
Add back: Change in the fair value of embedded derivative contracts	(19,780)	(35,072)	(33,836)	(35,072)
Add back: Goodwill and intangible assets impairment charge	94,081	-	94,081	-
Add back: Professional fees	3,161	704	5,999	704
Add back: Other	3,688	13,956	7,063	27,084
Total EBITDA Adjustments	60,292	8,114	63,901	28,445
Amortization of intangible assets	26,810	25,110	54,013	50,220
Adjusted net income (Non-GAAP)	$16,169	$42,623	$33,529	$80,638

Adjusted fully diluted shares (Non-GAAP)	97,324	87,102	95,509	87,102

Net loss (Income) per share (Non-GAAP)	$(0.73)	$0.11	$(0.88)	$0.02

EBITDA per adjusted share (Non-GAAP)	$(0.72)	$0.71	$(0.47)	$1.09

Adjusted EBITDA per adjusted share (Non-GAAP)	$0.28	$0.82	$0.58	$1.56

Adjusted net income per adjusted share (Non-GAAP)	$0.17	$0.49	$0.35	$0.93

RCS Capital Corporation and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except shares and par value amounts)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$175,652	$199,435
Cash and securities segregated under federal and other regulations	19,073	19,030
Available-for-sale securities	2,701	11,473
Trading securities	10,777	10,242
Accounts receivable	175,323	172,889
Prepaid expenses and other assets	81,900	85,674
Property and equipment (net of accumulated depreciation)	39,276	24,746
Deferred compensation plan investments	86,654	83,456
Notes receivable (net of allowance)	75,039	68,989
Deferred financing fees	36,993	27,808
Intangible assets (net of accumulated amortization)	1,122,969	1,243,525
Goodwill	530,949	519,361
Total assets	$2,357,306	$2,466,628

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
Payable to customers	$22,764	$13,832
Commissions payable	113,556	102,056
Accrued expenses and accounts payable	113,398	96,377
Derivative contracts	39,647	81,032
Other liabilities	51,147	37,036
Deferred compensation plan accrued liabilities	87,297	84,963
Net deferred tax liability	220,639	266,202
Contingent and deferred consideration	109,298	145,430
Long-term debt	804,285	804,411
Total liabilities	1,562,031	1,631,339

MEZZANINE EQUITY
11% Series B Preferred Stock $0.001 par value, 100,000,000 shares authorized, 5,800,000 issued and outstanding as of June 30, 2015, and December 31, 2014	152,458	146,700
7% Series C Convertible Preferred Stock $0.001 par value, 100,000,000 shares authorized, 4,400,000 issued and outstanding as of June 30, 2015, and December 31, 2014	114,145	111,288

STOCKHOLDERS' EQUITY
Class A common stock, $0.001 par value, 300,000,000 shares authorized, 77,151,089 issued and outstanding as of June 30, 2015, and 100,000,000 shares authorized, 70,571,540 issued and outstanding as of December 31, 2014	77	71
Class B common stock, $0.001 par value, 100,000,000 shares authorized, 1 issued and outstanding as of June 30, 2015, and December 31, 2014	-	-
Additional paid-in capital	755,808	723,113
Accumulated other comprehensive income (loss)	80	(120)
Retained deficit	(259,105)	(179,804)
Total stockholders' equity	496,860	543,260
Non-controlling interest	31,813	34,041
Total liabilities, mezzanine equity and equity	$2,357,307	$2,466,628

Non-GAAP Measures

We use EBITDA, adjusted EBITDA and adjusted net income, which are non-GAAP measures, as supplemental measures of our performance that are not required by, or presented in accordance with GAAP. None of the non-GAAP measures should be considered as an alternative to any other performance measure derived in accordance with GAAP. We use EBITDA, adjusted EBITDA and adjusted net income as an integral part of our report and planning processes and as one of the primary measures to, among other things:

•	monitor and evaluate the performance of our business operations;

•	facilitate management’s internal comparisons of the historical operating performance of our business operations;

•	facilitate management’s external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

•	analyze and evaluate financial and strategic planning decisions regarding future operating investments;

•	provide useful information to investors regarding financial and business trends related to our results of operations; and

•	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

We define EBITDA as earnings before taxes, depreciation and amortization and interest. We define adjusted EBITDA as earnings before taxes, depreciation and amortization, interest, adjusted to exclude equity-based compensation, acquisition- and integration-related expenses (including allocated employee compensation and related costs in connection with integration activities), amortization of capitalized advisor costs, change in contingent and deferred consideration and other items as indicated below, amortization of capitalized advisor costs, change in the fair value of contingent and deferred consideration, impairment charges for goodwill and intangible assets and other items.

We define adjusted net income as net income attributable to the Company (using the effective tax rate) and adjusted to exclude equity-based compensation, acquisition related expenses, amortization of capitalized advisor compensation, change in contingent and deferred consideration, amortization of intangible assets and other items.

We believe similarly titled, but not necessarily similarly comprised, measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA, adjusted EBITDA and adjusted net income and other similar metrics when reporting their financial results. Our presentation of EBITDA, adjusted EBITDA and adjusted net income should not be construed to imply that our future results will be unaffected by unusual or nonrecurring items.

The following table provides a reconciliation of net income (loss) attributable to us (GAAP) to our EBITDA (Non-GAAP) and adjusted EBITDA (Non-GAAP) for the three and six months ended June 30, 2015 and 2014:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2015	2014	2015	2014
Net income (loss) (GAAP)	$(66,149)	$48,472	$(81,530)	$60,621
Add back: Provision (benefit) for (from) income taxes	(52,073)	10,840	(59,112)	13,743
Add back: Depreciation and amortization expense	29,152	15,529	58,502	17,546
Add back: Interest expense	18,603	12,699	37,045	12,930
EBITDA (Non-GAAP)	(70,467)	87,540	(45,095)	104,840
Add back: Non-cash equity compensation(1)	6,748	7,196	11,595	11,222
Add back: Acquisition-related expenses(2)	9,179	7,826	16,438	14,789
Add back: Amortization of capitalized advisor compensation(3)	3,333	2,895	6,656	3,485
Add back: Change in the fair value of contingent and deferred consideration	(54,023)	156	(50,367)	163
Add back: Change in the fair value of embedded derivative contracts(4)	(32,966)	(58,452)	(56,393)	(58,452)
Add back: Goodwill and intangible assets impairment charge	156,801	—	156,801
Add back: Professional Fees(5)	4,918	987	7,102	987
Add back: Other(6)	3,419	4,153	8,573	13,235
Adjusted EBITDA (Non-GAAP)	$26,942	$52,301	$55,310	$90,269

(1)     Includes compensation expense related to restricted stock and other equity grants, which are amortized over the vesting period.

(2)     Includes accounting, legal, consulting and other professional fee incurred in connection with completed or terminated acquisitions and integration-related expenses, which include allocated compensation and related costs of officers and employees of the Company based on estimated time engaged in integration-related activities. Third party acquisition and integration-related expenses comprise $9,085 thousand and $14,691 thousand of the adjustment and allocated employee compensation and related costs comprise $94 thousand and $1,747 thousand of the adjustment in the three and six months ended June 30, 2015, respectively. For the third and fourth quarters of quarters of 2014, third party acquisition and integration-related expenses comprise $3,699 thousand and $11,418 thousand of the adjustment and allocated employee compensation and related costs comprise $3,400 thousand and $1,826 thousand of the adjustment. Allocated employee compensation and related costs include employees that were employed prior to such acquisitions and we expect may continue their employment following the integration. These officers and employees may continue in the employ of the Company after completion of the acquisition and integration-related activities, and their compensation and related costs generally were not affected by their acquisition and integration related activities. The Company believes that it was required to incur additional expenses by having third party professionals and service providers perform tasks on behalf of the Company that could not be performed by such officers and employees due to the fact they were actively involved in these acquisition and integration related activities.

(3)     Consists of amortization of the principal amount of forgivable promissory notes from financial advisors.

(4)  See the discussion under the caption “Liquidity and Capital Resources – Off-Balance Sheet Arrangements 3” in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 2, 2015.

(5)  Consists of fees for professional services that the Company believes are outside the normal course of business and not indicative of the Company’s ongoing operations, including legal costs for certain regulatory or internal examinations and investigations and certain litigations. The professional fees for the six months of June 30, 2015 also include matters relating to the Company’s retail business that arose in connection with activities of prior owners in which the Company no longer engages, which the Company believes are not part of its normal business operations, consisting of (i) $282 thousand for legal fees and losses relating to claims associated with sale by prior owners of interests in certain venture capital funds (an activity in which the Company is no longer engaged) and $1,619 thousand for losses from impermissible trading activities of one trader. For the third and fourth quarters of quarters of 2014, the Company included $3,045 thousand and $62,496 thousand, respectively, of professional fees that it believed were outside the normal course of business as part of Other.

(6)  Includes for the three months ended June 30, 2015, $350 thousand of fees payable to our internal and independent auditors relating to the Company’s financial statements for 2014, which exceeded original estimate and which the Company believes results from first year implementation of internal controls relating to Sarbanes-Oxley Act of 2002, first year implementation of internal audit functions, and transfer of auditing services from the Company’s predecessor auditor to the Company’s current auditors. For the six months ended June 30, 2015, Other also includes $2,546 thousand of excess professional fees.

Also, includes $1,624 thousand of start-up costs for the three months ended June 30, 2015 and an additional $1,472 thousand for the six months ended June 30, 2015 relating to the first quarter of 2015 relating to costs related to the development of new businesses ventures. These expenses consist of employee, travel and entertainment costs. For the third and fourth quarters of quarters of 2014, the Company included $1,951 thousand and $3,912 thousand, respectively, of start-up costs as part of Other.

Also includes for the six months ended June 30, 2015 $131 thousand of costs incurred during the first quarter of 2015 for Sarbanes Oxley compliance relating to the establishment of systems required to meet certain Sarbanes Oxley requirements due to establishing systems for Sarbanes Oxley compliance with respect to acquired companies. The Company’s external Sarbanes Oxley accountants establish the fee attributable to Sarbanes Oxley compliance allocable to the Company and certain of its subsidiaries and the Company has estimated the percentage of such fees that relates to establishing the systems needed to satisfy Sarbanes Oxley requirements.

Includes for the three and six months ended June 30, 2014, the OPP bonus.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items or other items discussed herein, some of which may be the same or different from those described above.

The non-GAAP measures have limitations as analytical tools, and you should not consider any of these measures in isolation or as a substitute for analyses of our income or cash flows as reported under GAAP.

Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and
•	depreciation and amortization and impairment charges are non-cash expense items that are reflected in our statements of cash flows.

In addition, other companies in our industry may calculate these measures differently than we do, limiting their usefulness as a comparative measure. We compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP measures only for supplemental purposes. Please see our consolidated financial statements and the related notes thereto.

The Bank Facilities and our convertible notes include covenants and other provisions based on a definition of EBITDA, which we refer to as “Covenant EBITDA,” that differs from the definition of EBITDA described above. Furthermore, our Series B Preferred Stock and our Series C Preferred Stock also include covenants and other provisions based on a definition of EBITDA that differs from both the definition of EBITDA described above and Covenant EBITDA, which is defined in the Series B COD and the Series C COD, as LTM, or last twelve months, Adjusted EBITDA.

Covenant EBITDA is used, among other things, in calculating the Leverage Ratio, First Lien Leverage Ratio, Secured Leverage Ratio and Fixed Charge Covenant Ratio, as defined in the Bank Facilities, in calculating similar ratios in the indenture governing the convertible notes. These ratios are used under both agreements as part of covenants relating to, among other things, incurrence of debt and payment of dividends and distributions.

Covenant EBITDA is only generally comparable to EBITDA and adjusted EBITDA. Under the Bank Facilities and the indenture governing the convertible notes, Covenant EBITDA is similar to EBITDA, subject to certain additional adjustments, including further adjustments to add back (i) equity-based compensation and other non-cash charges and extraordinary, nonrecurring or unusual losses or expenses; (ii) fees and expenses incurred in connection with equity issuances and debt incurrences, and certain fees and expenses incurred in connection with the financing of the acquisition of Cetera, the acquisitions of Cetera, Hatteras, ICH, Summit and J.P. Turner and Permitted Acquisitions (as defined in the Bank Facilities), which, in the aggregate (other than fees and expenses for the financing of the acquisition of Cetera and the recent acquisitions to the extent scheduled), do not exceed 10% of Covenant EBITDA for the relevant period; (iii) certain projected net cost savings and synergies related to the acquisitions of Cetera, Hatteras, ICH, Summit and J.P. Turner and the financing of the acquisition of Cetera based on actions to be taken within 18 months; and (iv) projected net cost savings and synergies related to other acquisitions and asset sales permitted under the credit agreement based on actions to be taken within 12 months, which, in the aggregate and prior to giving effect to such net cost savings and synergies, do not exceed 10% of Covenant EBITDA for the four quarters preceding the relevant determination date. The adjustments made to EBITDA to derive adjusted EBITDA are similar to the adjustments made to EBITDA to derive

Covenant EBITDA, but there are also differences that could lead the results to not be comparable under certain circumstances, such as the differences in adjustments made to add back acquisition related expenses.

In addition, LTM Adjusted EBITDA is used as part of the voting rights relating to incurrence of debt in the Series B COD and the Series C COD. LTM Adjusted EBITDA is similar to EBITDA, subject to certain additional adjustments, including further adjustments for employee share-based compensation expense, acquisition and integration related expenses and equity issuance and related offering costs. The adjustments made to EBITDA to derive adjusted EBITDA are similar to the adjustments made to EBITDA to derive LTM Adjusted EBITDA, but there are also differences that could lead the results to not be comparable under certain circumstances, such as the adjustment made to add back integration related expenses.

We also use Core Earnings, a non-GAAP measure, to calculate the incentive fee payable to RCS Capital Management under our services agreement. While Core Earnings includes certain adjustments for non-cash items, it is based on after-tax GAAP net income and also includes adjustments for items such as unrealized gains or losses recorded for the period and the payment of incentive fees. Accordingly, Core Earnings is not comparable to EBITDA or adjusted EBITDA.